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                          EXHIBIT 21

                  SUBSIDIARIES OF REGISTRANT


Registrant has no parent; see proxy statement for Registrant's principal shareholders. The following are Registrant's subsidiaries which are included in the consolidated financial statements:


           Name of Subsidiary                         State or Other
      (Each Owned 100% by Registrant                   Jurisdiction
        Except as Otherwise Stated)                   of Incorporation
     --------------------------------                ------------------
      Castle Concrete Company                            Colorado
      Continental Catalina, Inc.*                        Arizona
      Continental Copper, Inc.                           Arizona
      Continental Quicksilver, Inc.                      Idaho
      Continental Uranium, Inc.                          Colorado
      Edens Industrial Park, Inc.                        Illinois
      Phoenix Manufacturing, Inc.                        Arizona
      ProSoft International, Inc.**                      Colorado
      Transit Mix Concrete Co.                           Colorado
      Transit Mix of Pueblo, Inc.                        Colorado
      Williams Furnace Co.                               Delaware



*owned by Continental Copper, Inc.

**owned by Transit Mix Concrete Co.